As filed with the Securities and Exchange Commission on June 16, 2016

Securities Act File No. 333-210960

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

RC-1, Inc.

(Name of small business issuer in its charter)

NEVADA	7948	26-1449268
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 Sunrise Center Drive

Thomasville, NC 27360

Address and telephone number of principal executive offices

and principal place of business)

Kevin P. O’Connell

Chief Executive Officer

110 Sunrise Center Dr.

Thomasville, NC 27360

(Name, address and telephone number of agent for service)

Copies to:

Brad Bingham Esq.

The Bingham Law Group APC

2173 Salk Avenue, Suite 250

Carlsbad, California 92008

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum a aggregate offering price (2)	Amount of registration fee (1)
Common Stock, $.001 par value	1,674,477	$.15	$251,172	$25.29

(1)	Registration Fee has been paid via Fedwire.
(2)	Estimated solely for the purpose of computing the amount of the registration fee and based upon the amount of consideration received by RC-1, Inc. pursuant to Rule 457(a) under the Securities Act of 1933, as amended. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-K requirements, certain factor(s) must be considered and utilized in determining the offering price. The offering price of $0.15 per share was determined arbitrarily by us. The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements. Should a market develop or occur for our securities, the market price may be far less than the offering price. If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand for our common stock and will fluctuate based on the demand for our common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Dealer Prospectus Delivery Obligation

Until _______, 2016 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

RC-1, INC.

1,674,477 SHARES OF COMMON STOCK

Date of Prospectus: June __, 2016

This prospectus relates to the resale by the selling stockholders of an aggregate of 1,674,477 shares of our common stock, par value $.001, per share all of which shares of common stock were issued to the selling stockholders. Selling stockholders will sell their shares at a price of $.15 per share until our shares are quoted on the OTC Bulletin Board or OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

No public market currently exists for the Shares and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not currently traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board and/or OTC Markets.com (the “OTC Markets”). We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. We will bear the expenses relating to the registration of the Shares. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2016.

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

TABLE OF CONTENTS

Page #
PROSPECTUS SUMMARY	1
THE COMPANY	1
THE OFFERING	5
USE OF PROCEEDS	5
DILUTION	6
FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	6
RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS	11
DIVIDEND POLICY	11
BUSINESS OF THE COMPANY	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	18
MANAGEMENT	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DESCRIPTION OF SECURITIES	28
PENNY STOCK	29
SELLING STOCKHOLDERS	30
PLAN OF DISTRIBUTION	31
LEGAL PROCEEDINGS	32
LEGAL MATTERS	32
FORWARD LOOKING STATEMENTS.	32
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	33
EXPERTS	33
AVAILABLE INFORMATION	33
FINANCIAL STATEMENTS	F-1

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. When used in this prospectus, the terms "Company," "R-Course Promotions, ", “RC-1” "we," "our," "ours" and "us" refer to RC-1, Inc., unless otherwise specified or the context requires otherwise.

THE COMPANY

SUMMARY

BUSINESS OF THE COMPANY

Background

We are a development stage small motorsports production company which was originally organized in 2007 to participate in “Road Racing” motorsports events organized by several motorsports sanctioning bodies such as The National Association for Stock Car Auto Racing ("NASCAR"), and The International Motorsports Association ("IMSA"). The Road Racing motorsports events require the use of “Stock Cars” that are professionally modified for Road Racing, and “Sports Cars” that are specifically manufactured for competition Road Racing. The Company's principal executive offices are located at 110 Sunrise Center Drive, Thomasville, NC 27360 and its telephone number is (760) 230-1617.

We are focused on ways to attract new sponsors, agency clients and collect money purses for finishing positions. The Company engages in regional and national motorsports events involving road course racing. The Company has the potential to earn revenues in multiple ways. The Company owns three race cars which it uses for promotional and marketing operations as well as from time to time enters into races for a chance at winning purse money. Only if the Company race car finishes in a top position, will it earn purse money. The Company’s target revenue stream is to actively market its advertising services in the mobile billboard industry. The Company also plans to negotiate sponsorship deals with other race teams whereby the Company acts as an agent to sell advertising sponsorship packages.

In 2012, we commenced offering racing production and management services to potential clients that wish to participate in motorsports racing. Our production services range from producing a full "turnkey" motorsports racing team, to sourcing or providing management of, or access to, any part of equipment or human services required to participate in one or more racing events.  The following is a list of some of what services we offer to potential clients:

Acting as consultant and liaison between the client and the sanctioning body so that the client is able to participate in motorsport events.

Sourcing of:
fully prepared and ready for racing racecars
racing driver(s)
crew chiefs
car chiefs
Mechanic crews
"Over the wall" pit crews

Producing pre- and post-race social events

Among our potential clients are racing drivers who wish to participate in sanctioned racing events; businesses that wish to market their brand through participation in sanctioned racing events; businesses which wish to stage hosting and promotional parties and events before, during and after sanctioned race events, and race teams that are unfamiliar with particular racing series event and require our assistance to participate in such racing series.

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In 2012, we arranged to provide a "turnkey" racing vehicle and racing team for a client. We arranged for the client, to participate in the Grand Am Rolex Sports Car Series (now IMSA TUDOR Sports Car Championship Series), which is a NASCAR sanctioned series that features various types of sports cars racing in combined competition.  We provided directly, or through sub-contractors, all of the key management services and arranged for all of attributes that were necessary for the client to participate in motorsports racing events.  The client entered two major sports car events:

23-Jun-12	Elkhart Lake, Wisconsin- Rolex 250 – Driven by VisitFlorida.com	Rolex Sports Cars -- GT
27-Jul-12	Indianapolis, Indiana Brickyard Grand Prix	Rolex Sports Cars – GT

In 2013 and 2014, as part of our marketing efforts, and to bolster our credibility as a motorsports services production company, we participated in the following racing events using leased vehicles and independent mechanics, Crew Chiefs and crews, In certain race events, our President and Chief Executive Officer, Kevin P. O'Connell, who is a licensed NASCAR and International Motorsports Association ("IMSA") driver, was the driver of the racecar and acted as our representative at the event:

Date	Series	Track	Name of Event
6/10/13	NASCAR Euro Series*	Brands Hatch, England	America SpeedFest
6/22/13	NASCAR Nationwide Series**	Road America, Wisconsin	Johnsonville Sausage 200
8/17/13	NASCAR Nationwide Series	Mid-Ohio Sports Car Course	Nationwide Children's Hospital 200
10/16/13	NASCAR Camping World TS	Talladega, Alabama	Fred's 250 Powered by Coke

* Now known as the NASCAR Whelen Euro Series

** Now known as the NASCAR Xfinity Series

In 2014, we participated in the following NASCAR sanctioned events:

Date	Series	Track	Name of Event
6/21/14	NASCAR Xfinity Series	Road America, Wisconsin	Gardner Denver 200
8/9/14	NASCAR Xfinity Series	Watkins Glen, New York	Zippo 200

In June of 2014, we acquired 3 vehicles; a Chevrolet Monte Carlo Super Sport fully equipped Stock Car; a Chevrolet Monte Carlo Super Sport "Roller" (a Roller is a Stock Car that is complete with all of the required racing components, but without a competition engine and transmission; and a 2012 Ford BOSS Mustang R (the "Mustang R).  We intend to use the Mustang R in race events sanctioned by the Sportscar Vintage Racing Association ("SVRA").  We intend to use these vehicles as part of our production services offerings as well in racing events to market our motorsports production services.

In 2015, we participated in the following NASCAR sanctioned events:

Date	Series	Track	Name of Event
3/13/15	NASCAR Mexico Series	Phoenix International Raceway	Toyota 120
5/17/15	NASCAR Canadian Pinty Series	Bowmanville, Canada	Clarington 299
8/29/2015	NASCAR Xfinity Series	Road America, Wisconsin	Road America 180
8/8/2015	NASCAR Xfinity Series	Watkins Glen, New York	Zippo 200

In 2016, when we enter a racing event for marketing purposes, we intend to use our own vehicles, and equipment, or lease a vehicle for the event.  Also, when we use our own vehicles in an event, we expect to offer advertising space on our vehicles to clients desiring to use our cars and equipment to display and market their product or services by having the client's logo prominently appear on the vehicle. Our ability to attract clients for our production services or advertising services will, in part, be dependent upon the success of our drivers and racecars in the races we may decide to enter. We believe that if we win, or finish within the top 20 finishing places in a race, our ability to attract clients for our production services and advertisers will be enhanced. There can be no assurance that we will be able to secure clients for our production services nor advertisers for our vehicles.

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Corporate History

We were organized in October of 2007 as R-Course Promotions, LLC, a California limited liability company. At the time of our formation, Kevin O'Connell was the managing member of our company and the sole member of General Pacific Partners, LLC ("GPP"), a California limited liability company. At our inception, GPP owned a majority of R-Course Promotions, LLC membership interests. In May of 2009, R-Course Promotions, LLC was merged with RC-1, Inc., a Nevada corporation with no prior operations. The reason for the merger was the potential liquidity for our shareholders. As of May 31, 2016, Kevin O'Connell is the Managing Member of (a) GPP, (b) Devcap Partners, LLC, a Texas limited liability company ("Devcap"), (c) Revete Capital Partners, LLC, a California limited liability company ("Revete"). and (d) Continental EC, LLC, a California limited liability company ("Continental"), Together, Mr. O'Connell and GPP, Devcap, Revete, and Continental own 63,5% of our outstanding common shares.

On March 4, 2014, there was a "reverse split" of issued and outstanding common shares of the Company on a one "new" share for each 70 "old" shares. Thus, on March 4, 2014 the issued and outstanding shares of the Company were reduced from 21,302,207 to 304,336.

For the years ended December 31, 2015 and 2014, we had $1,000 and $8,300 respectively in revenues.  In 2015 and 2014 we incurred losses of $306,957 and $647,868. For the quarter ended March 31, 2016 and 2015, our losses were $38,114 and $55,146, respectively. Our cumulative losses thru March 31, 2016 were $2,817,926.

Lines of Credit

On October 1, 2009 General Pacific Partners, LLC ("GPP") one of our principal shareholders, established a line of credit of $600,000. The receipt of funds from this line of credit is subject to the approval of Mr. O'Connell. As of March 31, 2016, $394,136 of the Line of Credit was available. The terms of the line of credit provides that we are limited to a maximum quarterly draw down on the line of $100,000 per each calendar quarter. Mr. O'Connell may have a conflict of interest should we determine to draw upon the Line of Credit. He will have to determine, as the Managing Member of GPP, whether it is in the best interest of GPP to approve or decline the "draw down" or, as our controlling shareholder, it is in our best interest to approve the draw down.

On August 1, 2013, Devcap Partners, LLC, ("Devcap") a Texas limited liability company that is wholly owned and managed by Mr. O'Connell, established a line of credit of $300,000. The terms of the line of credit contain annualized interest of 8%, quarterly interest payments to be paid by the Company on the outstanding balance. Mr. O'Connell may have a conflict of interest should we determine to draw upon the Line of Credit. He will have to determine, as the Managing Member of Devcap, whether it is in the best interest of Devcap to approve or decline the "draw down" or, as our controlling shareholder, it is in our best interest to approve the draw down. At March 31, 2016, $40,628 of credit was available on this line.

On October 15, 2012 TVP Investments, LLC established a Line of Credit of $500,000. TVP Investments, LLC is a Georgia limited liability company. As of March 31, 2016, we had drawn $75,000 of principal on this Line of Credit and had accrued interest of $14,918. The terms of this Line of Credit contain annualized interest of 10%, quarterly interest payments paid by the Company on outstanding balances and provides that we are limited to a maximum quarterly draw down on the line of $100,000 per each calendar quarter.

Capital Requirements

Expected management estimates for the cost of operating the business through March 31, 2017 will require additional capital of up to Two Hundred Fifty Thousand dollars ($250,000) consisting of: $20,000 for registration and licenses required for entry in sanctioned racing events; $20,000 for travel and lodging; $20,000 for marketing and branding; $30,000 for legal and accounting; $15,000 for engineers and consultants; $15,000 for parts, $60,000 for engine and transmission leases. $30,000 for fuels and tires; $10,000 for racecar transporter travel; $20,000 for debt service of all Company notes payable; and $10,000 in airfare and rental cars.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Meeting our capital requirements will be directly contingent on Mr. O'Connell and his related businesses and his decision to advance us capital in the event that we are not able to raise capital from other sources.

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Additionally, our ability to attract lessees for our race cars and clients for our consulting and advertising business will, in part, be dependent upon the success of our lessees in the races in which they compete. The race event finishing positions, especially finishing among the first ten places, will enhance our ability to attract capital and event to offset the cost of competing in racing events. Should our lessees compete in races in which they finish in other than the first ten finishing places, those lessees ability to attract advertisers and advertising and promotion monies may be diminished.

Marketing

We depend upon our officers for all marketing activities. We intend to hire a marketing and sales person to pursue our offerings of motorsports production services. However, we will not be able to hire such a person until we have the financial resources to do so.

Competition

We principally compete with other racing teams and advertising companies that are much larger, well known, better established and have greater financial resources than us. We do not consider the Company to be a factor in the overall racing industry. We will also compete for advertising dollars with other sports such as football, baseball, basketball, hockey, tennis and golf and with other live entertainment and popular recreational activities. We also compete with other consultant and management companies that are much larger and have a longer history and are better established for clients in our Consulting and Management business. Depending on our success in funding our operations, we intend on entering between four and ten events on an annual basis. The events attended are dependent on our success in raising capital from sources other than our lines of credit from General Pacific Partners, LLC and TVP Investments LLC.

Relationship with our majority shareholder

As of May 31, 2016, Kevin O'Connell is the Managing Member of (a) GPP, (b) Devcap, (c) Revete, and (d) Continental. Together, Mr. O'Connell and GPP, Devcap, Revete, and Continental own 63.5% of our outstanding common shares. Mr. O'Connell is also licensed by NASCAR and IMSA for competition driving and has been the designated driver in events in which we have participated. Mr. O'Connell does not receive any remuneration for his services and does not receive any part of the purses from races that we have become entitled to because of the order of finish of our race car. Further, Mr. O'Connell has provided the majority of consulting and management services on behalf of the Company since inception without compensation.

On June 2, 2014, $295,306 of related party debt from the GPP line of credit was converted into 1,968,704 shares of common stock in the Company. As of March 31, 2016 the GPP line of credit had a debit balance with the Company of $205,864.

On June 2, 2014, Devcap Partners, LLC converted $85,690 in loans into common stock in the Company and was issued 571,267 shares. As of March 31, 2016 the Devcap line of credit had a debit balance with the Company of $259,372.

The Company has recurring losses from operations and our auditor has stated that there is substantial doubt about the Company's ability to continue as a going concern. Further, continued losses could cause the Company to be unable to continue in the racing industry or to meet certain debt obligations. (See “Risk Factors” below). The Company believes that our business requires significant capital outlays on a continual basis to successfully fund operations, but with adequate funding that profitable operations can be achieved. Without additional funding, the Company could discontinue operations.

We have $51,618 in cash as of March 31, 2016 and $859,764 available from our three lines of credit. Our monthly expenses are approximately $20,800. We estimate that we will need additional financing on July 1, 2016.

Implications of Being an Emerging Growth Company

We are an “Emerging Growth Company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have it shares of common stock quoted on the OTC Bulletin Board or the OTCQB tier of the OTC Markets.  Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims.  Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

THE OFFERING

Common stock offered by selling stockholders:	1,674,477 (These shares represent approximately 21% of our current outstanding common stock.)

Common stock to be outstanding after the offering:	7,929,581

Offering Price Per Share	$.15. (Until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.)

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

Proposed Over-The-Counter Bulletin Board Symbol:	RCRS

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Tax Considerations

You should consult your own tax advisor regarding tax consequences that might be associated with your investment in the shares of common stock.

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DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

We have a limited operating history, with historical losses.

We have a short operating history and must be considered to be in the development stage. We have no history of earnings or profits and there is no assurance that we will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of this limited operating history, it is difficult to accurately forecast our potential revenue. We intend to use race cars to market and promote the services of potential clients. We contemplate that we will further develop our racing operations into which we will reinvest all profits, if any, into the Company.

We estimate that for the 12 months ending December 31, 2016, the cost of operating the business will require additional capital of a minimum of two hundred fifty thousand dollars ($250,000) and there can be no assurance that any or all of that additional capital will be available to the Company.

Our auditors have expressed substantial doubt as to whether our Company can continue as a going concern.

We have generated only limited revenues since our inception and have incurred substantial losses. Our business plans estimate that we will need to raise $250,000 in additional capital to fund our operations through December 31, 2016 and there can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Our existing principal stockholders exercise control of our Company.

As of May 31, 2016, Kevin O'Connell is the Managing Member of (a) GPP, (b) Devcap, (c) Revete, and (d) Continental. Together, Mr. O'Connell and GPP, Devcap, Revete, and Continental own 63,5% of our outstanding common shares.

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In addition, GPP has established a line of credit of $600,000. The receipt of funds from this line of credit is subject to the approval of Mr. O'Connell. As of March 31, 2016 there is $394,136 available on this Line of Credit. The terms of the line of credit contains annualized interest of 10%, quarterly interest payments paid by the Company on outstanding balances and requires a maximum quarterly draw down on the line of $100,000 per quarter. Mr. O'Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, as the Managing Member of GPP, whether it is in the best interest of GPP to approve or decline the "draw down" or, as our controlling shareholder, it is in our best interest to approve the draw down.

Further, Mr. O’Connell, will be able to determine the election of directors and all other matters subject to stockholder votes. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company, even if this change in control would benefit stockholders.

We must enter into and maintain a good working relationship with the NASCAR, IMSA and SVRA as well as other sanctioning bodies relevant to our business.

To be successful, we must create and maintain a good working relationship with the sanctioning body of our racing events we participate in with NASCAR, IMSA, and SVRA being of most importance. Without a good relationship with the sanctioning bodies, they may, at their sole discretion disallow our company and clients from competing in any or all of their sanctioned events for an indefinite period of time. We do not have any continuing contractual relationship with these sanctioning bodies and may not be able to enter into any agreements to participate in racing events on terms acceptable to us.

Our racecars are subject to changes in technology and competitiveness.

In June of 2014, we acquired 3 vehicles; a Chevrolet Monte Carlo Super Sport fully equipped Stock Car; a Chevrolet Monte Carlo Super Sport "Roller" (a Roller is a Stock Car that is complete with all of the required racing components, but without a competition engine and transmission; and a 2012 Ford BOSS Mustang R (the "Mustang R). These vehicles contain current technologies that may cease to be legal or competitive as the rules, and regulations of NASCAR, IMSA and SVRA are modified and technologies are updated. Additionally, governing sanctioning bodies are expected to regularly hold discussions with the manufacturers and competitors regarding implementing updated models and technologies that may have an adverse effect on our Company. To the extent that sanctioning bodies may change their rules and regulations so that our racecars do not comply with the changed rules or regulations, our business will be adversely affected.

Our racing operations face competition for marketing and advertising dollars.

We compete for marketing and advertising dollars with other motorsports teams and with sports such as football, baseball, basketball, hockey, tennis and golf and with other entertainment and recreational activities. In the event that fan interest in motorsports declines motorsports might not be as attractive to the potential clients, which could have an adverse effect on our operations.

There can be no assurance that our team will be competitive or qualify for each, or any NASCAR, IMSA or SVRA sanctioned event entered. Qualification, by speed trial racing in NASCAR races, is only required in special events. IMSA sanctioned events are not limited by qualifying, but rather may be limited by the racing venue and the size of the paddocks that would be used to support the race cars and teams before, during and after the racing events. If we are not successful competitively, we could have a more difficult time attracting and maintaining clients, quality drivers and crews which in turn could impact our ability to attract production, marketing and advertising dollars. We compete with well-established teams and there can be no assurance that we will be able to create or maintain a competitive position.

We may not be able to lease or obtain certain race cars as needed for specific events.

Our ability to compete in race events is contingent upon our ability to configure our owned vehicles, or lease vehicles for specific series when needed. There can be no assurance that our vehicles will be able meet specifications for a race series we would intend to enter or that we would be able to lease a suitable race vehicle when needed or be able to negotiate a lease fee that we deem reasonable.

The success of our operations will be dependent upon the success of our racing team.

Our ability to fully implement our business plan and the success of our operations will be dependent upon the success of our racing team. If our racing team fails to qualify for races or finishes poorly in races on a regular basis, the success of our operations will be adversely impacted. Racing teams that fail to qualify for events cannot generate any purse revenue and may experience a reduction in fan and advertisers interest. We believe that if we win, or finish within the top 10 finishing places in a race, our ability to attract advertisers will be enhanced. However, our past record of sporadic "Top 20" finishing places has diminished our ability to attract advertisers. There can be no assurance that we will win or compete successfully in any event.

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In racing events that we determined to enter, we have always qualified to race. However, we have finished poorly in these events and have not received any purse money if finishing positions fall outside of the top 30 places. A low finishing position for any event may or may not be a direct result of the team’s activities and efforts, and all racing teams in competition face the same uncertain results. There can be no assurance that we will win any purse money and the denomination of such purse money could have any effect upon our ability to fund our operations.

We may incur liability for personal injuries.

Racing events can be dangerous to participants and to spectators. We maintain insurance policies that provide coverage within limits that in our judgment are sufficient to protect us from material financial loss due to liability for personal injuries sustained by, or death of, our personnel or spectators in the ordinary course of our business. Our insurance may not be adequate or available at all times and in all circumstances. In the event that damages for injuries sustained by our participants or spectators exceed our liability coverage or the insurance company denies coverage, our financial condition, results of operations and cash flows could be adversely affected to the extent claims and associated expenses exceed insurance recoveries.

We do not have total loss insurance for the racecars we own.

Due to the high cost of property damage insurance, we have chosen not to carry total loss insurance for the racecars we lease or own. In the event of a loss occurrence, we may lose or be liable for as much as the total value of the racecar which is damaged. The loss could be as much as $250,000, which would be a material loss to us and could cause us to cease operations.

We have only recently sought advertising revenue and we may not be able to attract and maintain advertisers as a source of revenues.

We have no advertising revenue since our inception in 2007 and we may not be able to attract and maintain advertisers as a source of revenues. Further, our ability to attract advertising clients will be a significant factor in our success or failure.

We will need additional financing, which may not be available.

Our future success will depend on our ability to raise additional funds and our ability to raise future advertising money, which includes attracting advertisers or Funded Drivers for our racing teams. No commitments to provide additional funds have been made by management and no agreements with advertisers or funded Drivers have been entered into. Our ability to arrange financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our shares, control of the Company may change and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We are dependent on our key personnel.

Our success will depend in large part upon the continued services of Mr. Kevin P. O'Connell, who presently devotes only 30% or less of his time to our business. The death or loss of Mr. O'Connell would have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on Mr. O'Connell.

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We face significant racing competition.

We principally compete for clients and purses with other motorsports teams and advertising and public relations companies. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. There can be no assurance that we will be able to compete successfully in these markets.

We will incur additional costs for being a small, public reporting company.

We intend to be a fully reporting and publicly traded company. There will be additional non-operating costs associated with being a public company. Additionally, we have a management team that is inexperienced in managing publicly traded companies.

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Risks Associated with this Offering

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment. Additionally, the offering price of $.15 share may not reflect the current value of our shares after this offering.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB). While DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and may affect the ability of our stockholders to realize any trading price of our common stock when and if a trading market develops for our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 30% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

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Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The Company’s election to take advantage of the jobs act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission ("SEC"). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The Jobs Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

–	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

–	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

–	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

–	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

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BUSINESS OF THE COMPANY

History

We were organized in October of 2007 as R-Course Promotions, LLC, a California limited liability company. At the time of our formation, Kevin O'Connell was the managing member of our company and the sole member of General Pacific Partners, LLC ("GPP"), a California limited liability company. At our inception, GPP owned a majority of R-Course Promotions, LLC membership interests. In May of 2009, R-Course Promotions, LLC was merged with RC-1, Inc., a Nevada corporation with no prior operations. The reason for the merger was the potential liquidity for our shareholders. As of May 31, 2016, Kevin O'Connell is the Managing Member of (a) GPP, (b) Devcap, (c) Revete, and (d) Continental. Together, Mr. O'Connell and GPP, Devcap, Revete, and Continental own 63,5% of our outstanding common shares.

We are a development stage small motorsports company which was organized to participate in “Road Racing” motorsports events organized by several motorsports sanctioning bodies such as The National Association for Stock Car Auto Racing ("NASCAR"), and The International Motorsports Association ("IMSA") and the Sports Car Vintage Racing Association (SVRA . The Road Racing motorsports events require the use of “Stock Cars” that are professionally modified for Road Racing, and “Sports Cars” that are specifically manufactured for competition Road Racing. From inception through December 31, 2015, we participated in racing events by exclusively leasing vehicles from unaffiliated third parties for each racing event in which we participated. In June of 2014, we acquired 3 vehicles; a Chevrolet Monte Carlo Super Sport fully equipped Stock Car; a Chevrolet Monte Carlo Super Sport "Roller" (a Roller is a Stock Car that is complete with all of the required racing components, but without a competition engine and transmission; and a 2012 Ford BOSS Mustang R (the "Mustang R). We intend to use the Mustang R in race events sanctioned by the Sportscar Vintage Racing Association ("SVRA").

In 2012, we commenced offering racing production services to potential clients that wish to participate in motorsports racing. Our production services include producing a full motorsports racing team for clients by providing, a full "turnkey" Racing Team, to enable a client to participate in one or more racing event as a Team Owner, or providing management of, or access to, any part of equipment or human services required to participate in a racing event, including:

•	fully prepared racing cars
•	decaling the race cars
•	driver(s)
•	crew chiefs
•	car chiefs
•	mechanic crews
•	"over the wall" pit crews
•	liaison between the client and the sanctioning body (entry fees, equipment specifications and membership)
•	pre- and post-race social events

Background

The National Association for Stock Car Auto Racing (NASCAR) is a family-owned and -operated business that sanctions and governs multiple auto racing sports events. NASCAR is the largest sanctioning body of stock car in the United States. The three largest racing series sanctioned by NASCAR are the Sprint Cup Series, the Nationwide Series and the Camping World Truck Series. NASCAR also oversees the Whelen Modified Tour and the NASCAR Iracing.com Series. NASCAR sanctions over 1500 races at over 100 tracks in 39 US states and Canada. NASCAR has presented exhibition races at the circuits in Japan, Mexico and Australia. NASCAR is a separate and distinct entity from us and we do not have any formal contractual arrangements with NASCAR. We have participated in over twenty five NASCAR sanctioned and embodied road racing events both regionally and nationally to date.

The International Motor Sports Association ("IMSA") is an auto racing sanctioning body based in Daytona Beach, Florida, United States. Beginning in 2014, IMSA became the sanctioning body of the Tudor United SportsCar Championship, the premier road racing series resulting from the merger of the former Grand-Am Road Racing and the American Le Mans Series.

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The Sports Car Vintage Racing Association ("SVRA") is the largest and one of the oldest Vintage Racing organization in the United States. SVRA now has to over 1,200 members. SVRA conducts Vintage events at legendary race tracks throughout the country The series accepts entries that feature classic MGs, Triumphs, BMWs, Allards, Jaguars, and Lotuses as well as contemporary Camaros, Audis, Porsches and Corvettes among others.

The Vintage Auto Racing Association ("VARA") is the largest vintage car racing member organization on the West Coast of the United States. Race fields are made up of production and sports cars through 1979.

The "Toyota Southwest Superlates" Series (SWS) is owned by the operators of Willow Springs International Raceway in Rosamond, California. It is presently run only at the Willow Springs International Raceway in Lancaster, California

In addition to motorsports production services, we expect revenue to be derived from the sale of advertising space on each vehicle we enter in race and from winning a share of the “cash purses” that are provided by Sanctioning Organizations, Promoters and Sponsors of the events. In addition, we expect to utilize our race cars to provide marketing and public corporate branding services to clients desiring to use our cars and equipment to market their product or service by having our vehicles promote their brand by carrying their logo. Our ability to attract advertisers will, in part, be dependent upon the success of our racecars in the races we may decide to enter. We believe that if we win, or finish within the top 10 finishing places in a race, our ability to attract advertisers will be enhanced. Further, our past record of sporadic "Top 10" finishing places, has diminished our ability to attract advertisers.

Competition Events Attended

Since inception, we have participated in various NASCAR, IMSA and SVRA road course events using road racing prepared race cars. For these events, we either entered our own race cars for competition in the event or leased race cars as a part of an overall vendor relationship.

We participated in limited road racing events 2013, 2014 and 2015. We did have a regular racing schedule with a regional sanctioning body, the Toyota Southwest Superlate Model Series. Below is a list of 2013 and 2014 and 2015 events attended:

	Toyota Southwest Superlates
	2013 Schedule
Date	Location	Purse
4/20/2013	Willow Springs Raceway, Rosamond CA	$0
6/1/2013	Willow Springs Raceway, Rosamond CA	$0
6/22/2013	Willow Springs Raceway, Rosamond CA	$0
7/20/2013	Willow Springs Raceway, Rosamond CA	$0
8/31/2013	Willow Springs Raceway, Rosamond CA	$0
9/21/2013	Willow Springs Raceway, Rosamond CA	$0
11/9/2013	Willow Springs Raceway, Rosamond CA	$0
12/14/2013	Willow Springs Raceway, Rosamond CA	$0
	Toyota Southwest Superlates
	2014 Schedule
Date	Location	Purse
4/19/2014	Willow Springs Raceway, Rosamond, CA	$400
5/31/2014	Willow Springs Raceway, Rosamond, CA	$0
6/21/2014	Willow Springs Raceway, Rosamond, CA	$600
7/19/2014	Willow Springs Raceway, Rosamond, CA	$400
8/30/2014	Willow Springs Raceway, Rosamond, CA	$0
9/21/2014	Willow Springs Raceway, Rosamond, CA	$1,500
11/9/2014	Willow Springs Raceway, Rosamond, CA	$400
12/14/2014	Willow Springs Raceway, Rosamond, CA	$5,000

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	Toyota Southwest Superlates
	2015 Schedule
Date	Location	Purse
5/30/2015	Willow Springs Raceway, Rosamond, CA	$0
6/27/2015	Willow Springs Raceway, Rosamond, CA	$0
7/18/2015	Willow Springs Raceway, Rosamond, CA	$0
8/29/2015	Willow Springs Raceway, Rosamond, CA	$0
9/19/2015	Willow Springs Raceway, Rosamond, CA	$0
11/7/2015	Willow Springs Raceway, Rosamond, CA	$0

	NASCAR
3/13/2015	Phoenix International Raceway	$0
5/17/2015	Canadian Tire Motorsports Park	$0
8/8/2015	Xfinity Series Watkins Glen, NY	$0
8/29/2015	Xfinity Series, Road America Wisconsin	$0

Sanctioning Bodies

Sports Car Vintage Racing Association (SVRA)

The Sports car Vintage Racing Association (SVRA) is the largest and one of the oldest Vintage Racing organization in the United States. SVRA now has to over 1,200 members. SVRA conducts Vintage events at legendary race tracks throughout the country The series accepts entries that feature classic MGs, Triumphs, BMWs, Allards, Jaguars, and Lotuses as well as contemporary Camaros, Audis, Porsches and Corvettes among others.

NASCAR Sprint Cup Series

The NASCAR Sprint Cup Series is the sport's highest level of professional competition. It is consequently the most popular and most profitable NASCAR series. Since 2001, the Sprint Cup season has consisted of 36 races over 10 months.

NASCAR Xfinity Series

The NASCAR Xfinity Series (formerly Nationwide Series) is the second-highest level of professional competition in NASCAR today.

International Motor Sports Association (IMSA)

The International Motorsports Association (IMSA) is an auto racing sanctioning body based in Daytona Beach, Florida, United States. Beginning in 2014, IMSA is the sanctioning body of the Tudor United Sports Car Championship the premier series resulting from the merger of Grand Am and the American LeMans Series presented by Tequilia Patron.

ARCA

The ARCA Racing Series powered by Menards is American stock car series, the premier division of the ARCA. It is considered professional league of stock car racing, perhaps two steps down from the top-level NASCAR Sprint Cup & Nationwide Series. Though some events occur the same weekend as NASCAR events, the Series is not affiliated with NASCAR.

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Revenues

We expect to have three revenue streams for our business.

PRODUCTION SERVICES

In 2012, we commenced offering consulting and management services to potential clients that wish to participate in motorsports racing. Our services include providing, sourcing and managing a full "turnkey" racing car and race team, and all ancillary equipment and services to enable a client to participate in a racing event as a Team Owner, or providing management of, or access to, any part of equipment or human services required to participate in a racing event, including:

•	fully prepared racing cars
•	decaling the race cars
•	driver(s)
•	crew chiefs
•	mechanic crews
•	"over the wall" pit crews
•	liaison between the client and the sanctioning body (entry fees, equipment specifications and membership)
•	pre- and post-race social events

Our fees for this management ranges from 5% to 10% of the total budget for the event.

On January 1, 2014, the Company entered into an event services agreement with Carolina Pro Am Services, Inc., ("Carolina") a company owned and controlled by Richard Ware who is also the owner and controller of a Rick Ware Racing LLC. Rick Ware Racing LLC is the owner of 16.6% of our issued and outstanding common shares. During the years ended December 31, 2015 and 2014 the Company paid $125,500 respectively to Carolina.

During the year ended December 31, 2014, the company paid race consulting expenses to Speedsport Branding., Inc., a company in which the majority of outstanding shares were owned and controlled by companies owned and operated by Kevin O'Connell, the majority shareholder and CEO of the Company.

ADVERTISING REVENUE

The second potential source of revenue is from direct advertising from companies interesting advertising their product or service on our racing equipment. Though this part of our business, we offer a client access to national television, spectator sports and social media concurrently or individually depending on the racing series and venue. We believe we can attract advertising clients because the client's brand will be displayed on the following outlets:

National Television – NASCAR and IMSA races are live broadcasts. With their logos and brands displayed on our race vehicles, our client can expose their products or services to consumers.

Spectator Sports – In each racing event there are spectators that pay a gate attendance ticket fees to view events in person. With our client’s logos and brands displayed on our race vehicles, the client can expose their products or services to consumers, in this case live spectators.

Social Media – Through the proliferation of social media, fans, teams, sanctioning bodies, driver and spectators have access to real time information and a place to share their ideas and messaging. Our clients benefit from these activities as their logo and brand receive additional exposure and real time commentary.

In certain cases where a custom solution is required to accommodate the client, we will modify or revenue model and adjust fees accordingly either increased, decreased or with terms.

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RACE PURSES

Revenue is expected to be derived from our winning a share of cash purses that are provided by event advertisers and sanctioning bodies. Purse for the events we participate in can range from $zero to $100,000 for the sanctioning bodies we compete within. The winning purses we have received have been in regional events only.

We have had no present commitments from prospective advertisers. There can be no assurance that we will be able to obtain any such sponsor revenue or management clients in the future. We have conducted limited operations to date, and our operations will continue to be limited until such time as we are able to obtain additional funds to carry out our overall business plans.

Acquisitions of Competition Equipment

In June of 2014, we acquired two (2) NASCAR type stock cars for competition in SVRA vintage racing events. The first race car is considered a “complete roller”. A “complete roller” is a purpose built race car that is complete with all of the required racing components in place minus a competition engine and transmission. The engine and transmission can be purchased or leased.

The second racing vehicle our company acquired is a “turnkey “ NASCAR type road course stock car acquired in with all racing components including a racing engine and transmission.

The NASCAR stock cars were acquired from Cassin Farlow, LLC for 1,200,000 common shares on May 1, 2014. Cassin Farlow’s majority shareholder is Augustus B. O’Connell, father of Kevin O’Connell.

In addition, in June of 2014, we acquired a Ford "BOSS" road racing Mustang race car used in competition in the Grand Am Rolex Series. This model Boss Mustang is a custom built model specially configured for road racing. We intend to use this vehicle in SVRA Vintage racing competition. We acquired the Ford BOSS Mustang for $200,000. The debt of $200,000 was immediately converted into 1,333,333 common shares of the Company at a conversion rate of $0.15 per share pursuant to a debt to equity conversion agreement executed on May 1, 2014.

Operating Budget

Expected management estimates for the cost of operating the business through March 31, 2017 will require additional capital of up to Two Hundred Fifty Thousand dollars ($250,000) consisting of: $20,000 for registration and licenses required for entry in sanctioned racing events; $20,000 for travel and lodging; $20,000 for marketing and branding; $30,000 for legal and accounting; $15,000 for engineers and consultants; $15,000 for parts, $60,000 for engine and transmission leases. $30,000 for fuels and tires; $10,000 for racecar transporter travel; $20,000 for debt service of all Company notes payable; and $10,000 in air and rental cars.

In future events, we will determine what chassis, car, engine and transmission we intend enter. Our decision will be based upon the characteristics of the race venue and the suitability of the chassis and combination to race at the particular track and expected conditions. The limitations of our operating budget will also be a factor.

Our ability to attract advertisers and management clients will be dependent upon the success of our racecars in the races we enter. We believe that if our cars are successful, or finish within the top 10 finishing places in any race, our ability to attract business will be enhanced. Our past record of inconsistent finishing places, has diminished our ability to attract regular business.

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In addition, we have received revenue for the events in which we qualified to enter for races during the periods of 2008 through 2015. Our losses from inception through the period ended December 31, 2015 was $2,779,812.

For the year ended December 31, 2015 we had limited revenue from marketing or sponsorships and had limited NASCAR purse winnings. We incurred a loss of $306,957 which represented a decrease from ($647,868) for the year ended December 31, 2014. The decrease in loss for 2015 is attributable to a decrease in racing events entered during the year for which the Company incurred race related expenses and a decrease in related party expenses. We had no revenue in the 3 months ended March 31, 2016 and 2015. We incurred losses of $ 38,114 and $55,146 respectively for the three month periods ended March 31, 2016 and 2015.

Our auditor's report has expressed substantial doubt about our ability to continue as a going concern.

Relationship with our majority shareholder

As of May 31, 2016, Kevin O'Connell is the Managing Member of (a) GPP, (b) Devcap, (c) Revete and (d) Continental. Together, Mr. O'Connell and GPP, Devcap, Revete, and Continental own 63,5% of our outstanding common shares.

Since the inception of the company we have borrowed monies from GPP, Devcap, Kevin P. O’Connell and his affiliates.

On September 1, 2009, the Company established a $600,000 unsecured line of credit with GPP. The terms of the Line of Credit provide for interest at 8% per annum on all balances; quarterly interest payments outstanding balances and is limited to a maximum quarterly draw down on the line of $100,000. On June 2, 2014 $295,306 due on the Line of Credit was converted into 1,968,704 shares of common stock in the Company. As of December 31, 2015 there was $444,636 available on the GPP line of credit. GPP is a company whose management and majority membership interests are held by Mr. O’Connell, the President of the Company.

On August 1, 2013 the Company established a $300,000 unsecured line of credit with Devcap. The terms of the Line of Credit provide for interest free loan. On June 2, 2014, $85,690 due on the Line of Credit was converted into 571,267 shares of common stock in the Company. As of December 31, 2015, there was $0 available on the Devcap line of credit. Devcap is a company whose management and majority membership interests are held by Mr. O’Connell.

The Company has recurring losses from operations and our auditor has stated that there is substantial doubt about the Company's ability to continue as a going concern. Further, continued losses could cause the Company to be unable to continue in the racing industry or to meet debt obligations. (see "Risk Factors" starting on Page 6 above). The Company believes that racing requires significant capital outlays on a continual basis to successfully fund operations, but with adequate funding that profitable operations can be achieved.

Without additional funding, the Company could discontinue operations. We have $51,618 in cash as of March 31, 2016 and our monthly expenses are approximately $21,000. We will need to obtain additional funding to maintain continuing operations and there can be no assurance that such funding is, or will become available.

Facilities and Maintenance

Maintenance and race set up is an ongoing effort in auto racing. Mr. O'Connell manages the staff of independent technicians to maintain a regular schedule updates and changes to back up parts and various pit equipment needed at racing events.  Our race cars are managed for racing from a facility in Thomasville, North Carolina owned by Rick Ware, a non-affiliated party. We do not pay for our leased space.

There can be no assurance that our vehicles will be competitive or qualify for each, or any sanctioned event entered. If we are not as successful competitively, we could have a more difficult time attracting and maintaining advertisers, drivers and crews which in turn could impact our ability to attract and maintain advertisers. We will compete with well-established teams and there can be no assurance that we will be able to create or maintain a competitive position. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. There can be no assurance that we will be able to compete successfully in these markets.

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Employees

As of May 31, 2016, we had no full-time employees. Our only employees consist of three management personnel, all of whom devote 30% or less of their time to our business affairs. We intend to hire full time employees when and if we have the financial resources to do so. Until such time as we are in a position to hire full time employees, we will hire independent contractors to perform work for us on an as needed basis. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our relations with our Management employees to be good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

We are a small auto competition and event management business that has participated primarily in NASCAR and IMSA sanctioned events.  We utilize our racecars to provide marketing and branding services to client advertisers desiring to use our racecars to market their product or service by having our vehicles carry their corporate brand. We have conducted limited operations to date.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

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Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more;

(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;

(ii)	Selected financial data required for only the fiscal years that were audited;

(iii)	Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 of the Notes to Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Use of Estimates – These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks. Actual results could differ from those estimates.

Cash and Equivalents – We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

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Revenue Recognition – The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The majority of revenues are from consulting services provided at events which range from one day to one week in length. The revenues from these events are recognized upon completion of the contracted services. In the event that the Company’s revenues are for services provided under contracts greater than one month in length, the contracts will be billed in total at the onset of the contact period, and to the extent that billings exceed revenue earned, the Company will record such amount as deferred revenue until the revenue is earned. We recognize revenue on these contracts in the period the services are provided under the contract. Expenses associated with providing the services are recognized in the period the services are provided which coincides with when the revenue is earned.

Our revenues, to date, has been derived from advertising, and from race purses. Revenue is recognized on an accrual basis as earned under contract terms.

Property and equipment – Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. The Company uses a 5 year life for racecars and equipment, 7 years for furniture and fixtures.

Intangible and Long-Lived Assets – We follow FASB ASC 360-10-35 which has established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the period ended December 31, 2006 no impairment losses were recognized.

Stock Based Compensation – We recognize expenses for stock-based compensation arrangements in accordance with provisions of Accounting Standards Codification 714. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. For equity instruments issued to non-employees, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Plan of Operations

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company is a motorsports marketing business focused primary in road racing events in North America utilizing NASCAR type competition equipment. The Company is currently considered to be in the development stage, and has generated only limited revenues from its activities in the racing business.

We will continue to focus in “Road Racing” motorsports events organized by several motorsports sanctioning bodies such as The National Association for Stock Car Auto Racing ("NASCAR"), and The International Motorsports Association ("IMSA") and the Sports Car Vintage Racing Association (SVRA.

In addition, we intend to continue to compete in the Toyota Southwest Superlate Model Series in an effort to promote our business and brand in the western United States.

Going Concern

As of December 31, 2015, RC-1, Inc. had an accumulated deficit during development stage of $2,779,812. Also, during the year ended December 31, 2015, we used net cash of $181,788 for operating activities. These factors raise substantial doubt about our ability to continue as a going concern.

Management expects to raise $250,000 in capital through the issuance of debt and equity and believes it will be able to raise sufficient capital over the next twelve months to finance operations. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its operating losses. The accompanying financial statements do not contain any adjustments which may be required as a result of this uncertainty.

Expected management estimates for the cost of operating the business through March 31, 2017 will require additional capital of up to Two Hundred Fifty Thousand dollars ($250,000) consisting of: $20,000 for registration and licenses required for entry in sanctioned racing events; $20,000 for travel and lodging; $20,000 for marketing and branding; $30,000 for legal and accounting; $15,000 for engineers and consultants; $15,000 for parts, $60,000 for engine and transmission leases. $30,000 for fuels and tires; $10,000 for racecar transporter travel; $20,000 for debt service of all Company notes payable; and $10,000 in air and rental cars.

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The Company has no outstanding payments due for the lease of race cars at this time.

The Company intends to hold discussions with existing shareholders, new prospective shareholders and various lenders in pursuing the capital we need for the upcoming twelve months of operations. Additionally, the Company may elect to draw down additional proceeds from its line of credit with General Pacific Partners, LLC and TVP Investments, LLC, Inc. There can be no assurance that we will be able to raise any additional equity or debt capital.

The Company’s capital requirements consist of general working capital needs, scheduled principal and interest payments on debt when required, obligations, and capital expenditures. The Company’s capital resources consist primarily of cash generated from proceeds through the issuances of common stock. At March 31, 2016, the company had cash of approximately $51,618.

Results of Operations for the Years Ended December 31, 2015 and 2014

Revenues

In the years ended December 31, 2015 and 2014, we had revenues in the amounts of $1,000 and $8,300 respectively, which was a decrease of $7,300. The Company earned all of its $8,300 in revenues in 2014 from purse winnings. The Company earned all of its $1,000 in revenues in 2015 from NASCAR consulting services. The Company provided consulting services to a race team competing in a NASCAR race event. Services included management of pit crew, communications with driver, and coordinating supplies and equipment rendered to a related party to support a race team.

Operating Expenses.

Race Expenses

For the year ended December 31, 2015, race expenses increased to $43,118 as compared to $37,661 from the prior year ended December 31, 2014 which was an increase of $5,457. The increase was primarily the result of the increase in trying to establish race events in 2015.

Consulting

For the year ended December 31, 2015, consulting expenses decreased to $0 as compared to $138,750 from the prior year ended December 31, 2014 which was a decrease of $138,750. Consulting expense decreased primarily due to less stock being issued to consultants as compensation for services rendered as we became less dependent on outside services.

Consulting to related parties

For the year ended December 31, 2015, consulting to related parties expense decreased to $168,000 as compared to $188,850 from the prior year ended December 31, 2014 which was a decrease of $20,850. The decrease in services in 2015, which consisted of event planning, was due to a decrease in the number of events to which services were provided in 2015 as compared to 2014.

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General and Administrative Expense

For the year ended December 31, 2015, general and administrative expenses increased to $57,358 as compared to $45,890 from the prior year ended December 31, 2014 which was an increase of $11,468. The increase was primarily due to depreciation expense increase.

Gain from sale of asset

For the year ended December 31, 2014 the Company had gain from the sale of assets in the amounts of $5,600 which was not present in 2015. On July 1, 2014, the Company sold an engine for $20,000 which resulted in a gain of $5,600. The buyer was an existing minority shareholder who qualifies as a related party.

Interest Expense

For the year ended December 31, 2015, interest expense increased to $39,481 as compared to $25,617 for the year ended December 31, 2014, an increase of $957. The increase in interest expense was because of slightly higher due to related parties’ balances.

Net Loss

Our net loss from operations decreased to $306,957 for the year ended December 31, 2015, from $647,868 for the year ended December 31, 2014.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash. The following table provides certain selected balance sheet comparisons between December 31, 2015, and December 31, 2014:

	December 31,	December 31,	$	Percent
	2015	2014	Change	Change
Working Capital	$(670,858)	$(403,901)	$(266,957)	(61.9%	)
Cash	49,118	27,725	21,393	56.4%
Total current assets	49,118	27,725	21,393	56.4%
Total assets	185,785	204,392	(18,610)	(9.2%	)
Accounts payable and accrued liabilities	–	14,050	(14,050)	(100.0%	)
Related Party Interest Payable	50,322	18,555	31,767	171.2%
Lines of credit & due to related parties	534,736	391,555	143,181	26.8%
Total current liabilities	719,976	431,626	288,350	66.8%
Total liabilities	$719,976	$431,626	$288,380	66.8%

Our working capital decreased by $266,957 from December 31, 2014 to December 31, 2015 mainly from additional related party debt and accrued interest on said related party debt. The Company’s assets decreased from $204,392 as of December 31, 2014 to $185,785 as of December 31, 2015 mainly from depreciation on a race vehicle which is used in marketing and operational activities.

Operating Activities

Net cash used for continuing operating activities during 2015 was $181,788 as compared to $279,761 for fiscal 2014.

Investing Activities

Net cash provided by investing activities was $20,000 for 2014 and net cash used in investing activities was $0 for fiscal 2015.

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Financing Activities

For the year ended December 31, 2015, net cash provided by financing activities was $203,181 which consisted of $203,949 in proceeds from related party debt and a negative $768 in net line of credit borrowings. For the year ended December 31, 2014, net cash provided by financing activities was $256,515 which consisted of $2,186 in net proceeds from line of credit, and $254,329 in proceeds from related party debt.

Results of Operations for the Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015

Revenues

The Company recognized no revenue during the three months ended March 31, 2016 or for the same period in 2015.

Operating Expenses

For the three months ended March 31, 2016 operating expenses were $28,000 compared to $48,107 in 2015 for a decrease of $20,107. The decrease was a result of no racing related expenses incurred in the period ending March 31, 2016. Consulting to related parties decreased to $15,000 from $17,500 for a difference of $2,500, as the Company decreased consultancy. Professional fees decreased by 50% to $3,000 from $6,000 for the same period in 2015. General and administrative expenses remained consistent during the periods.

Interest and Financing Costs

Interest was $10,114 for the three months ended March 31, 2016 compared to $7,039 in the three months ended March 31, 2015. The increase in interest expense was due to an increase in borrowings. The company had $750,590 in current liabilities as at March 31, 2016 and $719,976, as at March 31, 2015, an increase of $30,614. The increase in current liabilities was due to an increase in related party borrowing.

Net Income (Loss)

The Company incurred losses of ($38,114) in the three months ended March 31, 2016 compared to ($55,146) during the three months ended March 31, 2015, due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

The Company had $51,618 in cash at March 31, 2016 with a working capital deficit of ($698,972). As of December 31, 2015, the Company had cash of $49,118 with a working capital deficit of ($670,858).

Cash Flows for the three Months Ended March 31, 2016 Compared to the Three Months Ended March 31, 2015.

Operating activities

During the three months ended March 31, 2016, we used $3,000 in operating activities compared to $28,407 used during the three months ended March 31, 2015, a decrease of $25,407. The decrease between the two periods was largely due to no racing related activities during the three months ended March 31, 2016.

Investing activities

We neither generated nor used cash flow in investing activities during the three months ended March 31, 2016 or 2015.

Financing activities

During the three months ended March 31, 2016, we generated $5,500 from financing activities compared to $9,050 during the three months ended March 31, 2015. During the three months ended March 31, 2016, we received $50,500 from a line of credit from related party which was offset by related party line of credit payments of $45,000.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

MANAGEMENT

Name	Age	Position (1)
Kevin P. O’Connell	48	President, and Sole Director (2)
David M. Jackson	72	Chief Operation Officer (3)
Rayna Austin	25	Secretary & Treasurer (4)

(1) There are no arrangements or understandings between our director and officers or any other persons pursuant to which she or he was, or is to be, selected as a director or officer.

(2) Mr. O'Connell has been the sole director and President of the Company since the inception of the Company in 2007. His term of office as a director and as President, are for one year from the date of the Company's annual meeting of shareholders, and the annual meeting of directors, respectively.

(3) Mr. Jackson was appointed by the board of directors on December 1, 2014. His term of office as Chief Operating Officer is for one year from the date of the Company's annual meeting of directors.

(4) Ms. Austin was appointed by the board of directors on December 1, 2014. Her term of office as Secretary and Treasurer is for one year from the date of the Company's annual meeting of directors.

Kevin P. O’Connell - From 1997 through the present, Mr. O’Connell has led venture capital investments and asset management (real estate & securities) strategies with particular focus in the general capital markets consisting of private and public financing, mergers and acquisitions, and corporate restructurings. He is the founder and managing partner of General Pacific Partners, LLC, and a Southern California firm providing advisory services, direct investment and capital markets consulting. Mr. O’Connell has been a direct principal investor and active board member having managed the strategic decisions, equity/debt financing and developmental stage efforts of companies engaged in the technology, healthcare and environmental industries.

In addition, Mr. O'Connell has been a professional race car driver, and racing team management consultant since 2002. Mr. O'Connell has driven race cars in many NASCAR series, IMSA series and VSRA series races, and has been the principal driver of the Company's racecars.

He received a Bachelor of Arts (BA) from California State University, Northridge (CSUN), earned his Masters of Business Administration (MBA) from Pepperdine University and completed the Corporate Governance Program at Harvard Business School (HBS) in Boston, Ma.

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David M. Jackson – Mr. Jackson has been involved with stock car racing for forty four years. He actively fields race cars on the West Coast for both short track and road course racing with the family business, Jackson Race Cars. In the late 1970's, he was the first car builder to construct a fiberglass body for oval track cars. Additionally, Mr. Jackson was the first West Coast car builder to construct a coil over chassis and the first racer to utilize an adjustable Watts link as a new assembly that was mounted on the back of a quick change rear end primarily used on ovals. In 1972, Jackson Race Cars was founded in Southern California by Mr. Jackson. Mr. Jackson was an early adopter of modern stock car concepts. and led early developmental efforts for the establishment of the Southwest Tour Series later sanctioned by NASCAR.

As a team owner, Mr. Jackson’s team is the only racing team in the history of Irwindale Speedway to win a championship in the same year in both the Late model and Superlate model divisions. His team has five Superlate Model championships as a team owner and chassis builder at Irwindale Speedway, accomplished in the first eleven years of operation. Mr. Jackson’s teams and cars have competed and won championships at many historical West Coast tracks including: Saugus Speedway, Mesa Marin, Craig Road Speedway, El Cajon Speedway, Orange Show, Riverside Raceway and Willow Springs International.

Mr. Jackson is the co-founder, of the Toyota Southwest Superlates Series -- a series he founded in 1993 that races exclusively at Willow Springs International Raceway. Mr. Jackson is a graduate from the University of Nevada where he earned a Bachelor of Science (BS) in Engineering.

Rayna Austin – From February of 2014 through the present, has led an administrative support team for the Managing Director at Capstone Partners Financial and Insurance Services Firm. Ms. Austin is a graduate from the University of Nevada, Las Vegas and earned a Bachelor of Arts (BA) in Criminal Justice and a minor in Psychology.

Management Compensation

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

Executive Compensation

Our current officers receive no compensation. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

The director and principal officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay employee directors a separate fee for their services.

The following table summarized our executive compensation for the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	All Other Compensation ($)
Kevin P. O'Connell	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Rayna Austin	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-

David M. Jackson	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-

__________________

(1) Rayna Austin was appointed Secretary and Treasurer of the Company on December 1, 2014

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our sole director has made a subjective determination that no relationships exist which, in the opinion of our sole director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of the date of this Registration Statement by the following persons:

1.	Each person who is known to be the beneficial owner five percent (5%) or more of our issued and outstanding shares of common stock;
2.	Each of our Directors and executive Officers; and

3.	All of our Directors and Officers as a group

Name	No. of Shares Owned	% of Stock Outstanding
Kevin O'Connell(1)	5,030,086	63.5%
Rayna Austin	0	0.0%
David M. Jackson	0	0.0%
Cassin Farlow, LLC(2)	1,210,000	15.3%
Rick Ware Racing, LLC(3)	1,333,333	16.6%
Directors and Officers as a Group	5,357,754	63.5%

(1) Kevin P. O’Connell is the managing member of, and the majority shareholder of:

a. General Pacific Partners, LLC, which owns 2,778,460 shares.

b. Revete Capital Partners, LLC which owns 107,144 shares

c. Continental EC, LLC which owns 64,286 shares

d. Devcap Partners, LLC which owns 2,071,267 shares

(2) Gus O'Connell has dispositive and voting power for Cassin Farlow, LLC

(3) Richard Ware has dispositive and voting power for Rick Ware Racing, LLC

Long Term Incentive Awards

Option Grants in Last Fiscal Year

We did not award options to our executive officers in 2013, 2014 and 2015 under any incentive plans.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There have been no option exercises by our executive officers from inception to December 31, 2015.

27

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Long Term Incentive Plans

There are no long term -incentive plans.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up 200,000,000 shares of which 190,000,000 are common stock, par value $0.001 and 10,000,000 are preferred stock. There are no shares of preferred stock outstanding. As of December 31, 2015, there were 7,929,581 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors, However, Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. The aforesaid Section does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that we may be subject to Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject us to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors.

28

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

General

Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this Prospectus, there were no Series of Preferred Stock designated by the board of directors, nor was there any Preferred Stock outstanding.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

29

SELLING STOCKHOLDERS

The table below sets forth information as at June 1, 2016, concerning the resale of the shares of common stock by the Selling Stockholders. All of the Selling Stockholders are "Accredited Investors" as that term is defined under Regulation D of the Securities Act. All of the selling stockholders purchased their shares for cash. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, none of the Selling Stockholders will continue to own any shares of our common stock.

	Total Number of shares owned prior to offering	Number of Shares being Offered	Percentage of shares owned prior to offering	Percentage of shares owned after the offering assuming all of the shares are sold
B & K Way Trust(1)	3,253	3,253.0004		0
Craig Bentham	3,496	3,496.0004		0
Bernard Rubin Living Trust 1995(2)	1,556	1,556.0002		0
Greg Olafson TR Blue Sand Holding Trust DT(3)	2,460	2,460.0003		0
Clark Claydon	2,829	2,829.0004		0
Alan Cohen	2,499	2,499.0003		0
Colonial Stock Transfer Company(4)	18,778	18,778.002		0
Harrison Figueroa LLC(5)	68	68.0000		0
Timothy Hodges	2,143	2,143.0003		0
Rodney Hoffman	3,960	3,960.0004		0
Barbara H Jenkins	1,259	1,259.0001		0
Kimball Family Trust(6)	5,633	5,633.0007		0
William T Klope	1,515	1,515.0002		0
Michael Kuehne	1,786	1,786.0002		0
Craig Matesky	1,786	1,786.0002		0
Michael L. Meyer TR Michael L. Meyer Living TR(7)	4,911	4,911.0006		0
Philip Roger Millennium Trust Co LLC Cust FBO(8)	2,014	2,014.0003		0
Chester Montgomery	3,540	3,540.0004		0
George Mottel	1,981	1,981.0002		0
Russell Neinast	3,974	3,974.0004		0
Douglas B. O'Dell	714	714.0001		0
Rafael Penenuri	4,944	4,944.0007		0
RJW Investments LLC(9)	2,462	2,462.0003		0
Robert D Harrison TR (Patro)(10)	3,959	3,959.0004		0
Phillip Rogers	2,381	2,381.0003		0
Richard Salvato	1,927	1,927.0002		0
Kerry Shaffer	2,536	2,536.0003		0
Stradtman Family Trust(11)	499	499.0001		0
Andrew Stupin	3,571	3,571.0004		0
Richard Tantimoto	2,450	2,450.0003		0
Edward Thein	2,927	2,927.0004		0
USMTL, LLC(12)	10,000	10,000.001		0
Rick Ware	1,333,333	1,333,333	16.8	0
Jeffry Bash	233,333	233,333	3.00	0
Totals	1,674,477	1,674,477	19.8125	0

(1) Bruce & Kay Way has full investment authority

(2) Bernard Rubin has full investment authority

(3) Greg Olafson has full investment authority

(4) Jason Carter has full investment authority

(5) Robert Harrison has full investment authority

(6) Dr. Steven Kimball has full investment authority

(7) Michael L. Meyer has full investment authority

(8) Philip Rogers has full investment authority

(9) Robert Waltos has full investment authority

(10) Robert Harrison has full investment authority

(11) Martin Stradtman has full investment authority

(12) Roy Montgomery has full investment authority

30

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. The selling stockholders will sell their shares at a fixed price of $.15 per share until the shares are quoted on the OTC Bulletin Board's OTCQB. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTCQB. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

31

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham Law Group APC., Carlsbad, California.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

32

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officers fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Pritchett, Siler & Hardy PC, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2015 and 2014 that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

The Bingham Law Group, Carlsbad California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of RC-1, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC or by requesting copies from the Company by submitting your request to the Company at 110 Sunrise Ceneter Drive, Thomasville, NC 27360. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

33

RC-1, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

RC-1, Inc.

110 Sunrise Center Drive

Thomasville, NC 27360

We have audited the accompanying balance sheets of RC-1 Inc. as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RC-1 as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered continuing losses and has yet to establish a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler and Hardy PC

Pritchett, Siler and Hardy PC

Farmington Utah

April 27, 2016

F-2

RC-1, Inc.

BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS

Current assets
Cash	$49,118	$27,725
Total current assets	49,118	27,725

Fixed assets – net	136,667	176,667

Total Assets	$185,785	$204,392

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$–	$14,050
Accrued payables - related party	120,000	60,000
Line of credit	76,459	77,226
Due to related parties	458,277	254,329
Accrued interest payable	14,918	7,466
Accrued interest payable - related party	50,322	18,555

Total current liabilities	719,976	431,626

Total Liabilities	719,976	431,626

Stockholders' Deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $.001 par value; 190,000,000 shares authorized; 7,929,581 and 7,929,581 shares issued and outstanding, respectively	792	792
Additional paid in capital	2,244,829	2,244,829
Accumulated Deficit	(2,779,812)	(2,472,855)

Total Stockholders' Deficit	(534,191)	(227,234)

Total Liabilities and Stockholders' Deficit	$185,785	$204,392

The accompanying notes are an integral part of the financial statements.

F-3

RC-1, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2015	December 31, 2014

Revenues	$1,000	$8,300
Cost of revenues	–	–
	1,000	8,300

Race Expenses	43,118	37,661
Consulting	–	138,750
Consulting - related parties	168,000	188,850
General and administrative	57,358	45,890
	268,476	411,151

Gain (loss) from operations	(267,476)	(402,851)

Other income (expense):
Credit Guarantee Fee	–	(225,000)
Gain on sale of fixed assets – related party	–	5,600
Interest expense	(39,481)	(25,617)
	(39,481)	(245,017)

Income (loss) before income taxes	(306,957)	(647,868)

Provision for income tax	–	–

Net income (loss)	$(306,957)	$(647,868)

Net income (loss) per share
(Basic and fully diluted)	$(0.04)	$(0.13)

Weighted average number of common shares outstanding	7,929,581	5,096,931

The accompanying notes are an integral part of the financial statements.

F-4

RC-1, Inc.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the years ended December 31, 2014 and 2015

	Common Stock
		Amount ($.0001)	Additional Paid in	Accumulated	Stockholders’
	Shares	Par)	Capital	Deficit	Deficit

Balances at December 31, 2013	304,336	$30	$1,281,804	$(1,824,987)	$(543,153)
Shares issued for cancellation of related party debt	3,339,971	334	500,663	–	500,996
Asset purchase	2,533,333	253	199,747	–	200,000
Shares issued for services	251,941	25	37,765	–	37,790
Shares issued for related party LOC guarantee fee	1,500,000	150	224,850	–	225,000
Loss for the year	–	–	–	(647,868)	(647,868)

Balances at December 31, 2014	7,929,581	$792	$2,244,829	$(2,472,855)	$(227,234)

Loss for the year	–	–	–	(306,957)	(306,957)

Balances December 31, 2015	7,929,581	$792	$2,244,829	$(2,779,812)	$(534,191)

The accompanying notes are an integral part of the financial statements.

F-5

RC-1, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31, 2015	Dec. 31, 2014
Cash Flows From Operating Activities:
Net income (loss)	$(294,050)	$(647,868)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Gain on sale of assets - related party	–	(5,600)
Depreciation	40,000	25,133
Stock issued for services	–	37,791
Credit guarantee fee	–	225,000
Increase (decrease) in accounts payable	(14,050)	6,550
Increase in accrued payables - related party	60,000	60,000
Increase in accrued interest	5,576	1,692
Increase in accrued interest - related party	20,736	17,541
Net cash provided by (used for) operating activities	(181,788)	(279,761)

Cash Flows From Investing Activities:
Proceeds from sale of asset - related party	–	20,000
Net cash provided by (used for) investing activities	–	20,000

Cash Flows From Financing Activities:
Line of credit – borrowings	2,366	4,934
Line of credit – payments	(3,134)	(2,748)
Due to related parties (net)	203,949	254,329
Net cash provided by (used for) financing activities	203,181	256,515

Net Increase (Decrease) In Cash	21,393	(3,246)

Cash At The Beginning Of The Period	27,725	30,971

Cash At The End Of The Period	$49,118	$27,725

Schedule Of Non-Cash Investing And Financing Activities
Common stock issued for services	$–	$37,791
Related party debt converted to capital	$–	$500,996
Assets acquired with equity	$–	$200,000

Supplemental Disclosure
Cash paid for interest	$–	$6,383
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the financial statements.

F-6

RC-1, Inc.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2015 and 2014

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company is currently considered to be in the development stage, and has generated only limited revenues from its activities in the racing business. R-Course Promotions, LLC was formed in the State of California on October 30, 2007. On June 1, 2009, in a merger classified as a transaction between parties under common control, the sole membership interest owner in R-Course Promotions, LLC exchanged 125,000 membership interests for 1,786 common shares in RC-1, Inc. Subsequent to the consummation of the merger, R-Course Promotions, LLC ceased to exist. The results of operations of RC-1, Inc. and R-Course Promotions, LLC have been combined from October 30, 2007 forward through the date of merger.

The Company is a motorsports marketing business focused primary in road racing events in North America utilizing NASCAR type competition equipment.

On March 4, 2014, the Company declared a reverse stock split of 1 share for 70 shares outstanding. The authorized number of shares was increased to 200,000,000 and the par value was changed to $.0001 per share. All references to the number of shares have been retroactively restated to reflect the split, to all periods presented.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. The Company uses a 5 year life for racecars and equipment, 7 years for furniture and fixtures.

Long-Lived Assets

In accordance with FASB ASC 360, “Property, Plant, and Equipment” which establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill, the Company reviews for impairment when facts or circumstances indicate that the carrying value of long-lived assets to be held and used may not be recoverable. If such facts or circumstances are determined to exist, an estimate of the undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The Company reports impairment cost as a charge to operations at the time it is identified. During the years ended December 31, 2015 and 2014 the Company determined that there was no impairment of long-lived assets.

F-7

Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of its accounts payable, note payable (current portion), line of credit, accrued expenses, and other current liabilities approximate fair value due to the short-term maturities of these instruments.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The majority of revenues are from consulting services provided at events which range from one day to one week in length. The Company also earns revenues from entering race cars into events whereby there is a money purse for finishing positions. The revenues from these events are recognized upon completion of the contracted services or events. In the event that the Company’s revenues are for services provided under contracts greater than one month in length, the contracts will be billed in total at the onset of the contact period, and to the extent that billings exceed revenue earned, the Company will record such amount as deferred revenue until the revenue is earned. We recognize revenue on these contracts in the period the services are provided under the contract. Expenses associated with providing the services are recognized in the period the services are provided which coincides with when the revenue is earned.

Income tax

The Company accounts for income taxes pursuant to FASB ASC 740, “Income Taxes”. Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2015 and 2014, there were no unrecognized tax benefits.

Net income (loss) per share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive For the years ended December 31, 2015 and 2014, there were no potentially dilutive shares.

Products and services, geographic areas and major customers

The Company earns revenue from race purses, race event consulting and the occasional sale of racecars, but does not separate sales from different activities into operating segments.

F-8

Concentrations of debt financing

The Company has line of credit agreements with companies owned and operated by the Company’s CEO and majority shareholder. Outstanding principal on these lines of credit account for 85.7% of the Company line of credit balances. See Note 7 for further discussion of line of credit terms and relationships.

Stock based compensation

The Company accounts for employee and non-employee stock awards under FASB ASC 718, “Compensation – Stock Compensation”, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on our financial statements.

NOTE 3. GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company’s ability to raise additional capital as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

	December 31, 2015	December 31, 2014

Equipment	$200,000	$200,000
Less: Accumulated depreciation	(63,333)	(23,333)

Fixed assets, net	$136,667	$176,667

Depreciation expense for the year ended December 31, 2015 and 2014 was $40,000 and $25,133, respectively. During the year ended December 31, 2014, the Company acquired race cars to be used in promotional operations. The Company recorded a cost basis of $200,000.

In July 2014, the Company sold an engine for $20,000 resulting in a gain of $5,600. The buyer was an existing minority shareholder who qualifies as a related party.

F-9

NOTE 5. LINES OF CREDIT

	December 31, 2015	December 31, 2014
TVP Investments, LLC	$75,000	$75,000
Wells Fargo	1,458	2,226
	76,458	77,226
Less: current portion	(76,458)	(77,226)
Long-term portion	$–	$–

On October 15, 2012, the Company entered into a revolving line of credit agreement with TVP Investments, LLC, a Georgia Limited Liability Company in the amount up to $500,000. The line of credit is unsecured, bears interest of 8% and had a maturity date of October 15, 2014. On October 15, 2014, the Company and TVP Investments, LLC agreed that it was in the best interest of both parties to extend the maturity date until October 15, 2017.

The Company has a business line of credit up to $3,000 with Well Fargo bank. The line of credit is unsecured with a variable interest rate of approximately 27.99%.

As of December 31, 2015 and 2014, the Company had line of credit balances of $76,458 and $77,226, respectively. As of December 31, 2015 and 2014, the Company had accrued interest on these lines of credit in the amounts of $14,918 and $7,466, respectively.

NOTE 6. STOCKHOLDERS’ EQUITY

The Company was incorporated on May 9, 2009 at which time the Company authorized 125,000,000 shares of common stock with $.001 par value. On March 4, 2014, the Company declared a reverse stock split of 1 share for 70 shares outstanding. The authorized number of common shares was increased to 190,000,000 and the par value was changed to $.0001 per share. All references to the number of shares have been restated to reflect the split. There are 10,000,000 shares of preferred stock authorized with a $.001 par value, none of which are outstanding.

On March 15, 2014, the Company paid a guarantee fee of $225,000 with 1,500,000 shares of common stock as part of its line of credit agreement with a related party owned and operated by the CEO and majority shareholder.

On May 1, 2014, the Company purchased two race cars for promotional operations in exchange for 1,200,000 post reverse split shares. The race cars were purchased from a company owned by a close relative of the CEO at the related party’s historical cost basis determined to be nominal.

On May 1, 2014, the Company purchased a race car valued at historical cost for promotional operations for a $200,000 note, and entered into a debt conversion agreement on June 15, 2014 to convert the $200,000 of outstanding debt into 1,333,333 shares. As a result of this purchase, the owner of the company that sold the race car became an existing minority shareholder who qualifies as a related party as of December 31, 2014.

On June 2, 2014, the Company entered into a debt conversion agreement to convert $295,306 of outstanding debt into 1,968,704 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

F-10

On June 2, 2014, the Company entered into a debt conversion agreement to convert $85,690 of outstanding debt into 571,267 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

On June 5, 2014, the Company entered into a debt conversion agreement to convert $120,000 of outstanding related party accounts payable into 800,000 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

On June 5, 2014, the Company issued 233,333 for consulting services rendered by a third party totaling $35,000.

On December 19, 2014, the Company issued 18,608 for transfer agent services rendered by its transfer agent totaling $2,791.

NOTE 7. RELATED PARTY TRANSACTIONS

Consulting expense to related parties

On January 1, 2012, the Company executed a three (3) year consulting agreement with a company owned and operated by the CEO and majority shareholder to provide consulting services in the motor sports marketing industry. The consulting agreement requires a $5,000 monthly fee and can be terminated by either party pursuant to a 60 day notice. As of December 31, 2015 and 2014, the Company had an accrued payable balance due to this related party of $120,000 and $60,000, respectively. During the years ended December 31, 2015 and 2014, the Company incurred $60,000 of related party consulting expense respectively.

On January 1, 2014, the Company entered into an event services agreement with an event services company that is owned and controlled by an individual who is also the owner and controller of a separate company that became an owner of 16.6% of the Company's issued and outstanding common shares on June 15, 2014. For the year ended December 31, 2015 the Company paid $125,500 in related party consulting services. From June 15, 2014 to the year ended December 31, 2014, the Company paid $109,750 in consulting fees to this event services company.

During the year ended December 31, 2014, the Company paid race consulting expenses of $16,100 to Speedsport Branding, Inc., a company in which the majority of outstanding shares were owned and controlled by companies owned and operated by Kevin O'Connell, the majority shareholder and CEO of the Company.

Purchases and sales of fixed assets from related parties

On May 1, 2014, the Company purchased two race cars to be used in operational activities in exchange for 1,200,000 common shares of the Company. The two automobiles sold to the Company were owned by a relative of the CEO and majority shareholder of the Company.

On May 1, 2014, the Company purchased a custom built 2012 Ford Boss Mustang race car to be used in operational activities for a total price of $200,000 paid with a promissory note and valued at the historical cost to the related party. The debt of $200,000 was converted into 1,333,333 common shares of the Company at a conversion rate of $0.15 per share pursuant to a debt to equity conversion agreement executed on June 15, 2014. The automobile sold to the Company was owned by an existing minority shareholder who qualifies as a related party.

On July 1, 2014, the Company sold an engine for $20,000 which resulted in a gain of $5,600. The buyer was an existing minority shareholder who qualifies as a related party.

Due to related parties

On October 1, 2009, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder that also provides motor sports marketing industry consulting services to the Company as needed. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. The loan bears interest at eight percent (8%) per annum. Interest for this line of credit has been waived by the lender. As of December 31, 2015 and 2014, the Company owed $155,364 and $0 respectively, in operating advances to this related party. On June 2, 2014, the Company entered into a debt conversion agreement with this related party to convert $295,306 of outstanding debt into 1,968,704 shares based on a share price of $0.15 share. As part of the Company’s line of credit arrangements with this company, the Company paid a guarantee fee of $225,000 on March 15, 2014. This fee was paid with 1,500,000 shares of common stock based on a share price of $0.15 per share. As of December 31, 2015 and 2014, the Company had accrued interest of $5,532 and $0, respectively.

F-11

On August 5, 2013, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. Starting January 1, 2014, the loan began bearing interest of eight (8%) interest per annum. As of December 31, 2015 and 2014, the Company owed $302,914 and $254,329, respectively, in operating advances to this related party. On June 2, 2014, the Company entered into a debt conversion agreement with this related party to convert $85,690 of outstanding debt into 571,267 shares based on a share price of $0.15 per share. As of December 31, 2015 and 2014, the Company had accrued interest on this line of credit in the amounts of $44,790 and $18,556, respectively.

NOTE 8. INCOME TAXES

The following table presents the current and deferred income tax provision (benefit) for federal and state income taxes:

	2015	2014
Current tax provision:
Federal	$–	$–

Deferred tax provision (benefit):
Net Operating Losses	(46,044)	(97,180)
Change in valuation allowance	46,044	97,180

Total provision for income tax	$–	$–

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three year period. In 2014 and 2013 the Company’s tax losses were reduced by stock for services expense. There were no depreciation differences.

At December 31, 2015 and 2014, the Company had net operating loss carryforwards of approximately $2,780,000 and $2,473,000, respectively, which begin to expire in 2029. The deferred tax assets arising from the net operating loss carryforwards are approximately $416,972 and $370,928 as of December 31, 2015 and 2014, respectively. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2015 and 2014 was approximately $46,044 and $97,180, respectively.

F-12

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at December 31, 2015 and 2014 is as follows:

	2015	2014
Expected tax at 15%	$46,044	$(97,180)
Change in valuation allowance	(46,044)	97,180
Provision for income taxes	$–	$–

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2015 and 2014, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. and North Carolina. Our tax years for 2009 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

NOTE 9. SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that there are no material subsequent events that exist through the date of this filing.

F-13

RC-1, Inc.

CONDENSED BALANCE SHEETS (Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS

Current assets
Cash	$51,618	$49,118
Total current assets	51,618	49,118

Fixed assets - net	126,667	136,667

Total Assets	$178,285	$185,785

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accrued payables - related parties	$135,000	$120,000
Line of credit	75,000	76,459
Due to related parties	465,236	458,277
Accrued interest payable	16,793	14,918
Accrued interest payable - related party	58,561	50,322
Total current liabilities	750,590	719,976

Total Liabilities	750,590	719,976

Stockholders' Equity
Preferred stock, $.0010 par value; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $.0001 par value; 190,000,000 shares authorized; 7,929,581 shares issued and outstanding	792	792
Additional paid in capital	2,244,829	2,244,829
Accumulated deficit	(2,817,926)	(2,779,812)

Total Stockholders' Equity	(572,305)	(534,191)

Total Liabilities and Stockholders' Equity	$178,285	$185,785

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-14

RC-1, Inc.

CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Revenues	$–	$–
Cost of revenues	–	–
	–	–

Operating expenses:
Race expenses	–	14,604
Consulting - related parties	15,000	17,500
General and administrative	10,000	10,003
Professional fees	3,000	6,000
	28,000	48,107

Gain (loss) from operations	(28,000)	(48,107)

Other income (expense):
Interest expense	(10,114)	(7,039)
	(10,114)	(7,039)
Income (loss) before provision for income taxes	(38,114)	(55,146)

Provision for income tax	–	–

Net income (loss)	$(38,114)	$(55,146)

Net income (loss) per share
(Basic and fully diluted)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding	7,929,581	7,929,581

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-15

RC-1, Inc.

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited)

	Common Stock		Additional
		Amount	Paid in	Accumulated	Shareholders’
	Shares	($.0001 Par)	Capital	Deficit	Deficit

Balances at December 31, 2015	7,929,581	$792	$2,244,829	$(2,779,812)	$(534,191)

Net gain (loss) for the period	–	–	–	(38,114)	(38,114)

Balances at March 31, 2016	7,929,581	$792	$2,244,829	$(2,817,926)	$(572,305)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-16

RC-1, Inc.

STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash Flows From Operating Activities:
Net income (loss)	$(38,114)	$(55,146)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and depreciation	10,000	10,000
Increase in accounts payable	–	(5,300)
Increase in accounts payable - related party	15,000	15,000
Increase in accrued interest	1,875	1,875
Increase in accrued interest - related party	8,239	5,164

Net cash provided by (used for) operating activities	(3,000)	(28,407)

Cash Flows From Financing Activities:
Line of credit - payments	–	(227)
Due to/from - related parties (net)	5,500	9,277
Net cash provided by (used for) financing activities	5,500	9,050

Net Increase (Decrease) In Cash	2,500	(19,357)

Cash At The Beginning Of The Period	49,118	27,725

Cash At The End Of The Period	$51,618	$8,368

Supplemental Disclosure
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-17

RC-1, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

For the Three Months Ended March 31, 2016 and 2015

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company is currently considered to be in the development stage, and has generated only limited revenues from its activities in the racing business. R-Course Promotions, LLC was formed in the State of California on October 30, 2007. On June 1, 2009, in a merger classified as a transaction between parties under common control, the sole membership interest owner in R-Course Promotions, LLC exchanged 125,000 membership interests for 1,786 common shares in RC-1, Inc. Subsequent to the consummation of the merger, R-Course Promotions, LLC ceased to exist. The results of operations of RC-1, Inc. and R-Course Promotions, LLC have been combined from October 30, 2007 forward through the date of merger.

The Company is a motorsports marketing business focused primary in road racing events in North America utilizing NASCAR type competition equipment.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Interim Financial Statements

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to form 10Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2016. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2015 filed with the SEC.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. The Company uses a 5 year life for racecars and equipment, 7 years for furniture and fixtures.

Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of its accounts payable, note payable (current portion), line of credit, accrued expenses, and other current liabilities approximate fair value due to the short-term maturities of these instruments.

F-18

Net income (loss) per share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive For the three months ended March 31, 2016 and year ended December 31, 2015 there were no potentially dilutive shares.

Products and services, geographic areas and major customers

The Company earns revenue from race purses, race event consulting and the occasional sale of racecars, but does not separate sales from different activities into operating segments.

Concentrations of debt financing

The Company has line of credit agreements with companies owned and operated by the Company’s CEO and majority shareholder. Outstanding principal on these lines of credit account for 86.1% of the Company line of credit balances. See Note 6 for further discussion of line of credit terms and relationships.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on our financial statements.

NOTE 3. GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company’s ability to raise additional capital as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4. LINES OF CREDIT

	March 31, 2016	December 31, 2015
TVP Investments, LLC	$75,000	$75,000
Wells Fargo	–	1,459
	75,000	76,459
Less: current portion	(75,000)	(76,459)
Long-term portion	$–	$–

On October 15, 2012, the Company entered into a revolving line of credit agreement with TVP Investments, LLC, a Georgia Limited Liability Company in the amount up to $500,000. The line of credit is unsecured, bears interest of 8% and had a maturity date of October 15, 2014. On October 15, 2014, the Company and TVP Investments, LLC agreed that it was in the best interest of both parties to extend the maturity date until October 15, 2017.

The Company has a business line of credit up to $3,000 with Well Fargo bank. The line of credit is unsecured with a variable interest rate of approximately 27.99%.

As of March 31, 2016 and December 31, 2015, the Company had accrued interest on these lines of credit in the amounts of $16,793 and $14,918, respectively.

F-19

NOTE 5. STOCKHOLDERS’ EQUITY

There are 10,000,000 shares of preferred stock authorized with a $.001 par value, none of which are outstanding.

There are 190,000,000 shares of common stock authorized with a par value of $.0001 per share.

There were no issuances of preferred or common stock during the three months ended March 31, 2016.

NOTE 6. RELATED PARTY TRANSACTIONS

Consulting expense to related parties

On January 1, 2015, the Company extended for three years a previous consulting agreement with a company owned and operated by the CEO and majority shareholder to provide consulting services in the motor sports marketing industry. The consulting agreement requires a $5,000 monthly fee and can be terminated by either party pursuant to a 60 day notice. As of March 31, 2016 and December 31, 2015, the Company had an accrued payable balance due to this related party of $135,000 and $120,000, respectively. During the three months ended March 31, 2016 and 2015, the Company incurred related party consulting expense of $15,000 and $17,500 respectively.

Due to related parties

On October 1, 2009, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder that also provides motor sports marketing industry consulting services to the Company as needed. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. The loan bears interest at eight percent (8%) per annum. Interest for this line of credit has been waived by the lender. As of March 31, 2016 and December 31, 2015, the Company owed $205,864 and $155,364, respectively, in operating advances to this related party. As of March 31, 2016 and December 31, 2015, the Company had accrued interest on this line of credit in the amounts of $8,655 and $5,533, respectively.

On August 5, 2013, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. As of March 31, 2016 and December 31, 2015, the Company owed $259,372 and $302,913, respectively, in operating advances to this related party. As of March 31, 2016 and December 31, 2015, the Company had accrued interest on this line of credit in the amounts of $49,906 and $44,790, respectively.

NOTE 7. SUBSEQUENT EVENTS

Management was evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no material subsequent events exist through the date of this filing.

F-20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission. All expenses of this offering are being paid by the Company.

Expense or Fee	Amount to Be Paid
SEC Registration Fee	$21
Printing and Edgarizing Expenses	$3,500
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$10,000
Transfer Agent	$2,500
Miscellaneous	$1,500
TOTAL	$42,521

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and  specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us or otherwise, to information about us. Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters.

On March 14, 2013, the Company issued 2,829 shares for cash of $29,712.

On March 14, 2013, the Company repurchased and retired 1,620 shares at a cost of $17,000.

On September 16, 2013, the Company issued 19,623 shares for services rendered by unrelated parties valued at $206,009.

On September 16, 2013, the Company issued 28,571 shares for consulting services rendered by an entity 100% owned by the CEO and majority shareholder of the Company totaling $166,600. This resulted in a loss on settlement of $133,400 based on the Company’s contemporaneous share price history.

On October 14, 2013, the Company canceled 10,000 founder shares at no cost.

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On May 1, 2014, the Company purchased two race cars for promotional operations from a significant shareholder of the Company in exchange for 1,200,000 post reverse split shares. The race cars were purchased from a company owned by a close relative of the CEO as payment for purchases of two race cars purchased.

On May 1, 2014, the Company purchased a race car for promotional operations, and entered into a debt conversion agreement on June 15, 2014 to convert $200,000 of outstanding debt into 1,333,333 shares. As a result of this purchase, the owner of the company that sold the race car became an existing minority shareholder who qualifies as a related party as of December 31, 2014.

On June 2, 2014, the Company entered into a debt conversion agreement to convert $295,306 of outstanding debt into 1,968,704 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

On June 2, 2014, the Company entered into a debt conversion agreement to convert $85,690 of outstanding debt into 571,267 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

On June 5, 2014, the Company entered into a debt conversion agreement to convert $120,000 of outstanding related party accounts payable into 800,000 shares. The outstanding debt was owed to a company 100% owed by the CEO and majority shareholder.

On June 5, 2014, the Company issued 233,333 for consulting services rendered by a third party totaling $35,000.

On December 19, 2014, the Company issued 18,608 for transfer agent services rendered by its transfer agent totaling $2,791.

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ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean RC-1, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1	Articles of Incorporation of RC-1, Inc., as amended *
3(ii).1	Corporate Bylaws for RC-1, Inc. *
5.1	Legal opinion and consent of The Bingham Law Group, APC.
10.1	Line of Credit Agreement with General Pacific Partners, LLC on October 1, 2009 *
10.2	Consulting Agreement with General Pacific Partners, LLC on January 1, 2012 *
10.3	Line of Credit Agreement with TVP Investments, LLC on October 15, 2012 *
10.4	Management Service Agreement with Carolina Pro AM Drivers, Inc. dated January 1, 2014 *
10.5	Line of Credit Agreement with Devcap Partners, LLC dated August 1, 2013 *
23.1	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of RC-1, Inc.’s Auditors

__________________

* Previously filed

ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Riverside, State of California, on June 16, 2016.

RC-1, Inc.

By:	/s/ Kevin P. O'Connell
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

RC-1, Inc.

Date: June 16, 2016	By:	/s/ Kevin P. O'Connell
President and Chief Executive Officer

RC-1, Inc.

Date: June 16, 2016	By:	/s/ Rayna Austin
Director and Chief Financial and Accounting Officer

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EXHIBIT INDEX

Exhibit #	Description
3(i).1	Articles of Incorporation of RC-1, Inc., as amended *
3(ii).1	Corporate Bylaws for RC-1, Inc. *
5.1	Legal opinion and consent of The Bingham Law Group, APC.
10.1	Line of Credit Agreement with General Pacific Partners, LLC on October 1, 2009 *
10.2	Consulting Agreement with General Pacific Partners, LLC on January 1, 2012 *
10.3	Line of Credit Agreement with TVP Investments, LLC on October 15, 2012 *
10.4	Management Service Agreement with Carolina Pro AM Drivers, Inc. dated January 1, 2014 *
10.5	Line of Credit Agreement with Devcap Partners, LLC dated August 1, 2013 *
23.1	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of RC-1, Inc.’s Auditors

_______________

* Previously filed.